STOCK PURCHASE AGREEMENT



                                 by and between



                        APPLIED DIGITAL SOLUTIONS, INC.,

                                     Buyer,



                                       and



                              JOHN H. SPIELBERGER,

                              CATHERINE SPIELBERGER

                                       and

                          BEARPEN LIMITED PARTNERSHIP,

                                     Sellers







                             Dated November 13, 2000






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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of November 13, 2000, by and between Applied Digital Solutions, Inc., a Missouri corporation ("Buyer"), and John H. Spielberger ("Spielberger"), Catherine Spielberger and Bearpen Limited Partnership, a Delaware limited partnership (the "Partnership" and, collectively, "Sellers") (Buyer and Sellers each a "Party" and together "Parties").

                                    RECITALS

                  Buyer desires to purchase from Sellers, on the following terms and conditions, the SYCM Shares (as defined below) of SysComm International Corporation, a Delaware corporation (the "Company" or "SYCM"); and

                  Sellers desire to sell to Buyer, on the following terms and conditions, the SYCM Shares.

                  NOW,  THEREFORE,  in  consideration  of the  recitals  and the
mutual  covenants,   representations,   warranties,  conditions,  and  agreement
hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

                  1.1. The SYCM Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Sellers shall sell and deliver to Buyer, free and clear of all security interests, claims, and restrictions, and Buyer shall purchase and accept from Sellers, the shares of SYCM common stock reflected on Schedule 1.1 consisting of an aggregate of two million five hundred seventy thousand (2,570,000) shares of SYCM common stock now held by Sellers (the "SYCM Shares").

                  1.2 Consideration. The consideration that Buyer shall pay Sellers for the SYCM Shares, the obligations of Sellers under Article VI, and the other rights of Buyer hereunder, to be allocated pursuant to instructions delivered by Spielberger to the Buyer no later than three (3) business days prior to Closing, shall be an aggregate value of $4,500,000, payable in part in shares of the Buyer's common stock, and in part in cash. At the closing of the purchase of the SYCM Shares (the "Closing"), Buyer will deliver to Sellers (a) cash in an amount (the "Cash") equal to the cash received by Buyer from the Company upon the closing of the transactions contemplated by that certain Stock Purchase Agreement by and between the Company and the Buyer executed concurrently herewith (the "IPC Agreement"), less Thirty-Six Thousand Nine Hundred Dollars ($36,900), and (b) shares of the Buyer's common stock with an aggregate value equal to the difference between Four Million Five Hundred Thousand Dollars ($4,500,000) and the value of the Cash (the "ADS Shares"), the


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number of the ADS Shares to be delivered to Sellers shall be calculated using as the per share value  thereof  the  average of the closing  price for the Buyer's
common  stock  for  the  ten  (10)  consecutive   trading  days  ending  on  the
second-to-last business day prior to the Closing (the "Closing Date Average Price").

                  1.3 Closing; Cooperation. The Closing shall take place at the office of Bryan Cave LLP, 245 Park Avenue, New York, New York at 10:00 a.m. local time on November 17, 2000, or, if the conditions to the Closing are not by then satisfied, upon satisfaction of such conditions, the date on which the Closing actually occurs being referred to herein as the "Closing Date." Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at the Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

                  1.4 Deliveries of Sellers at Closing. Subject to the conditions to Sellers' obligations in Article V, at the Closing, Sellers shall deliver to Buyer a certificate or certificates evidencing the SYCM Shares, duly endorsed or accompanied by a duly executed stock power, together with the documents identified in Article IV, duly executed by Sellers.

                  1.5 Deliveries of Buyer at Closing. Subject to the conditions to Buyer's obligations in Article IV, at the Closing, Buyer shall deliver to Sellers the Cash, by wire transfer of immediately available funds, a certificate or certificates evidencing the ADS Shares, newly issued or duly endorsed or accompanied by a duly executed stock power, and the documents identified in
Article V, duly executed by Buyer.

                  1.6 Reconciliation. The parties acknowledge that the amount of the cash received by the Buyer under the IPC Agreement may be subject to adjustment thereunder. In the event such amount is adjusted, a similar adjustment shall be made under this Agreement, pursuant to which Buyer shall be entitled to reimbursement in cash by Sellers for the excess amount paid by Buyer at Closing, with a corresponding increase in the number of ADS Shares to be delivered to Sellers.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers, jointly and severally, hereby make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  2.1 Power and Authority. Each Seller has the power and capacity to execute and deliver this Agreement, to perform such Seller's obligations hereunder, and to consummate the transactions contemplated hereby.

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                  2.2 Stock Ownership.  Each Seller is the sole holder of record and beneficial owner of the SYCM Shares as provided on Schedule 1.1. Sellers own the SYCM Shares as set forth on Schedule 1.1, free and clear of all security interests, claims, restrictions and voting agreements of any kind. Each of the Sellers will transfer good and marketable title to the SYCM Shares which such Seller owns, at the Closing, free and clear of all liens, security interests, claims, restrictions and voting agreements.

                  2.3 Enforceability. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

                  2.4 No Violation; Consents. Except as set forth on Schedule 2.4, the execution and delivery of this Agreement by Sellers, the performance by Sellers of the obligations hereunder and the consummation by Sellers of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company or the governing documents of the Partnership, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any Seller,
(iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company or any Seller, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), and any filings with the Securities and Exchange Commission (the "SEC") and other filings required to be made by Buyer.

                  2.5 Resignation of Directorship and Offices. Spielberger has resigned from all offices and other positions with respect to SYCM, other than his position as a director thereof.

                  2.6 Control Shares. Each of the Sellers and the Company has taken all requisite action so that no provision of Delaware law or the Company's certificate of incorporation shall limit the value or voting power of the SYCM Shares post-Closing.

                  2.7 Corporate Existence and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; it is duly qualified and in good standing in each foreign jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary. Schedule
2.7 sets forth a list of each jurisdiction in which the Company is so qualified.

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The Company has the corporate  power and authority to own and use its properties and to transact the business in which it is engaged.

                  2.8 Capitalization. The authorized capital stock of the Company consists of 40,000,000 shares of common stock, par value $ 0.01 per share, and 1,000,000 shares of preferred stock, par value $ 0.01 per share. As of the date hereof, 5,616,278 shares are issued, 4,807,583 of which are outstanding, and all of which have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 2.8, there are no contracts, options or other obligations, contingent or otherwise, relating to the issuance, sale or transfer by the Company of any equity security of the Company.

                  2.9 Subsidiaries. The Company owns of record and beneficially, free and clear of all liens, all of the outstanding equity securities and other securities of each entity (the "Subsidiaries") listed in Exhibit 22.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the SEC on December 17, 1999 (the "Annual Report"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary. No legend appears on any certificate representing equity securities of any Subsidiary. All of the outstanding equity securities of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no contracts relating to the issuance, sale or transfer of any equity security of any Subsidiary. Neither the Company nor any Subsidiary owns or has any contract to acquire any securities or ownership interest in any other business.

                  2.10  Property  and  Permits.  Except as set forth on Schedule
2.10 or in the financial statements (or notes thereto) referenced in Section 2.11, the Company is the sole owner of all right, title, and interest in and to all assets reflected on the current balance sheet included in the Annual Report referred to below, free and clear of all mortgages, security interests, claims, restrictions and other encumbrances, and there exists no restriction on the use or transfer of such assets or property. No such assets or property are in the possession of others and the Company holds no property on consignment. All tangible such assets and property are in good condition and repair and fit for their intended purpose, and are not in violation of applicable zoning or other Law (as defined below). The Company holds all permits, licenses and other approvals necessary to conduct the business in which it is engaged.

                  2.11 Financial Statements. The consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity and cash flows contained in the Company's annual report on Form 10-K for the fiscal year ended September 30,1999 (the "Annual Report") and in all other

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documents filed by the Company with the SEC since September 30, 1999,  presented fairly in all material respects the consolidated financial position of the Company, and the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and the Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject to possible ordinary year-end adjustments to any such statements not reflecting a fiscal year or year-end date); each of such statements (including the related notes where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"). The books and records of the Company and the Subsidiaries have been, and are being, maintained in all material respects in accordance with the GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                  2.12  Changes  Since  June 30,  2000.  Except  as set forth on
Schedule 2.12, since June 30, 2000, the Company has not (i) issued any capital stock or other securities (including without limitation options or warrants), with the exception of options to purchase common stock issued to employees and/or agents of the Company; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) entered into any other transaction or been subject to any event which has or may have a material adverse effect on the Company; or (viii) agreed to do or authorized any of the foregoing.

                  2.13 (a) Compliance with Disclosure Requirements. Except as otherwise disclosed in the Company's Annual Report, the Company has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since September 30, 1997 to or with any governmental agency, including without limitation the SEC. No document filed with the SEC since September 30, 1997 contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                        (b) Compliance with Nasdaq Continued Listing Requirements. Except as specified in Schedule 2.13, (i) the Company is in compliance with all applicable Nasdaq National Market continued listing requirements, (ii) there are no proceedings pending or to the Company's knowledge threatened against the Company relating to the continued listing of the Company's common stock on the Nasdaq National Market and (iii) the Company

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has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of such common stock from the Nasdaq National Market.

                  2.14 Insurance. The Company maintains insurance coverage. All policies of insurance to which the Company or any Subsidiary is a party: (a) are validly issued, outstanding and enforceable; (b) are issued by an insurer that is financially sound and reputable; (c) taken together, provide adequate insurance coverage for the assets and the operations of the Company; and (d) will continue in full force and effect following the Closing. The Company has given notice to the insurer of all claims that may be insured thereby.

                  2.15 No Undisclosed Liabilities. The Company does not have any material liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except (a) as disclosed in the Annual Report or other fillings with the SEC since the Annual Report, or (b) to the extent they arise in the ordinary course of the business of the Company and would not have been required to be set forth therein had they existed on June 30, 2000: (i) Taxes (as defined below) incurred since June 30, 2000 and (ii) performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length contracts for goods or services.

                  2.16 Taxes.

                  (a) The Company timely has filed or caused to be filed with the appropriate Government entity all tax returns and reports required to be filed by or on behalf of the Company, including estimated tax and informational returns ("Tax Returns") and no Tax Returns have been amended. All Tax Returns are true, correct, and complete.

                  (b) Except as noted on Schedule 2.16, all Taxes (whether or not reflected in Tax Returns as filed) payable by the Company with respect to all periods reflected on Tax Returns have been fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against the Company or its assets with respect to such periods. All unpaid Taxes are properly accrued on the books of the Company and will be so accrued on the Company's balance sheet as of the Closing Date in an amount sufficient to pay them in full when due.

                  (c) The Company has complied with all Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provision under foreign laws), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to be withheld and be paid over under applicable Law.

                  (d) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding,

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employment,  payroll,  and franchise  taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

                  2.17 No Breach of Law or Governing Document. The Company is not and has not been in default under or in breach or violation of any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government ("Law") or the provisions of any Government permit, franchise, or license, or any provision of its certificate of incorporation or its bylaws. The Company has not received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

                  2.18 Litigation. Except as disclosed in the Annual Report, or on Schedule 2.18, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or threatened against, by or affecting the Company or any Seller, or any of their properties or assets, which alone or in the aggregate would have a material adverse effect upon the Company, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, injunctions, decrees or stipulations issued by any governmental authority in any proceeding to which the Company or any Seller is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company or such Seller.

                  2.19 Intellectual Property.  Except as disclosed in the Annual
Report:

                  (a) The Company is the sole and exclusive owner of each patent, trademark, trade name, service mark, and copyrighted work, and registrations thereof and applications therefor, trade secret, software program, invention, proprietary process, and item of proprietary know-how and other intellectual property, and all licenses, sublicenses, and agreements in respect thereof, used or licensed by or to the Company, to which the Company is a party, or which are otherwise included in the property of the Company (the "Intellectual Property") and all such items are valid and subsisting;

                  (b) The Company is the exclusive owner of all internally developed prospect lists, customer lists, projections, analyses, and market studies, free and clear of all restrictions whatsoever, and has the unrestricted right to use any other such materials used by the Company but not internally developed;

                  (c) The ownership, use, licensing, purchase, or sale by or to the Company of any of the Intellectual Property or of the other technology used in the business of the Company does not conflict with, contravene, infringe upon, interfere with, or violate any patent, trademark, copyright or other

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intellectual  property  right of any third  person or require the  acquiescence, agreement or consent of any third person; and

                  (d) The Intellectual Property and the other technology used in the business of the Company are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and, to the knowledge of Sellers or the Company, the Intellectual Property is not being infringed upon or violated by any third person.

                  2.20 Officers and Directors. Set forth on Schedule 2.20 is a list of: (a) all current directors of the Company, and (b) all current officers (with office held) of the Company.

                  2.21 Governmental Approvals and Filings. No Seller nor the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the SYCM Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby, except any applicable filings required under HSR, and any filings with the SEC and other filings required to be made by Buyer.

                  2.22 Purchase Entirely for Own Account. The ADS Shares to be received by the Sellers hereunder will be acquired for the Sellers' own accounts, not as nominee or agent, for investment purposes and not with a view to, or for offer or sale in connection with directly or indirectly, any distribution in violation of the Securities Act of 1933 (the "1933 Act") or any other applicable securities law and with no intention of participating in the formulation, determination of direction of the basic business decisions of the Buyer. No Seller is a registered broker dealer or an entity engaged in the business of being a broker dealer. No Seller has any intention of participating in the formulation, determination or direction of the basic business decisions of the Buyer.

                  2.23 Investment Experience. Each Seller acknowledges that it can bear the economic risk and complete loss of its investment in the ADS Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  2.24 Disclosure of Information. Each Seller has had access to such financial and other information concerning the Buyer and the ADS Shares as such Seller deems necessary in order to make a decision to acquire the ADS Shares, including an opportunity to ask questions of and receive information from the Buyer. Neither such inquiries nor any other due diligence investigation conducted by the Sellers shall modify, amend or affect any Seller's right to rely on the Buyer's representations and warranties contained in this Agreement.

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                  2.25  Accredited   Investor.   Each  Seller,  other  than  the
Partnership, is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                  2.26 Disclosure. Each Schedule and each document attached as or on a Schedule, as well as the other information provided to the Buyer by or on behalf of the Sellers, is true, correct, and complete. No representation or warranty by Sellers in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder, and no information furnished to Buyer by or on behalf of Sellers pursuant to or in connection with this Agreement contains or will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

                  2.27 Brokers; Finders. No Seller has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby; the parties acknowledge the obligations of the Company with respect to Dominick and Dominick.

                  2.28 Restrictive Documents. No Seller is subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                  2.29 Employee Benefit Matters.

                  (a) Schedule 2.29 lists all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that are maintained or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has or may have any liability (the "Company Benefit Plans"). Except as set forth on
Schedule 2.29, each Company Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Except as set forth on Schedule 2.29, each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and since its inception has been, so qualified and a determination letter has been issued by the Internal Revenue Service to the effect that each such Company Benefit Plan is so qualified and that each trust forming a part of any such Company Benefit Plan is exempt from tax pursuant to Section 501(a) of the Code and no circumstances exist which could adversely affect this qualification or exemption.

                   (b) No Company Benefit Plan is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA.

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                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer  hereby   makes  the   following   representations   and
warranties to Sellers, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  3.1 Corporate Status. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Missouri; it is duly qualified and in good standing in each foreign jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary. The Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

                  3.2 Corporate Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereunder.

                  3.3 Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  3.4 No Violation. The execution and delivery of this Agreement by Buyer, the performance by Buyer of the obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of Buyer, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Buyer, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Buyer, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of Buyer, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under HSR, and any filings with the SEC and other filings required to be made by Buyer.

                  3.5 Capitalization.  The authorized capital stock of the Buyer consists of 245,000,000 shares of common stock, par value $ 0.001 per share, and 5,000,000 shares of preferred stock, par value $10.00 per share. As of November 9, 2000 (a) 102,101,653 shares of common stock were issued and outstanding, and all of which have been duly authorized and validly issued and are fully paid and non-assessable, (b) 503 shares of common stock were reserved for issuance in exchange for certain exchangeable shares issued by Buyer's Canadian subsidiary
(c) 1 share of Class B Voting Preferred Stock all of which are outstanding which has been duly authorized and validly issued and is fully paid and non-assessable, and (d) 26,000 shares of Class C Preferred Stock all of which are outstanding, and all of which have been duly authorized and validly issued and are fully paid and non-assessable.

                  3.6  Issuance of Shares.  Upon  issuance  to Sellers,  the ADS
Shares, and the Additional Shares, if any, will be duly authorized, validly issued, fully paid, and non-assessable.

                  3.7 Financial Statements. The consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity and cash flows contained in the Buyer's annual report on Form 10-K for the fiscal year ended December 31, 1999 (the "ADSX 10-K") and in all other documents filed by the Buyer with the SEC since December 31, 1999, presented fairly in all material respects the consolidated financial position of the Buyer, and the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Buyer and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject to possible ordinary year-end adjustments to any such statements not reflecting a fiscal year or year-end date); each of such statements (including the related notes where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"). The books and records of the Buyer and its subsidiaries have been, and are being, maintained in all material respects in accordance with the GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Notwithstanding the foregoing, the representations contained in this Section 3.7 will not be deemed to refer to any information contained in any applicable document filed with the SEC relating to the business, operations, financial condition or results of operations of Bostek, Inc. which was acquired by Buyer in 1999.

                  3.8 Changes Since June 30, 2000. Since June 30, 2000 and through November 11, 2000 the Buyer has issued 42,659,952 shares of its common stock, and, other than as disclosed in any document filed with the SEC, Buyer has not (i) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (ii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons;
(iii) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (iv) made or obligated itself to make capital expenditures out of ordinary course of business consistent with past practice; (v) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vi) entered into any other transaction or been subject to any event which has or may have a material adverse effect on the Buyer; or (vii) agreed to do or authorized any of the foregoing.

                  3.9 (a) Compliance with Disclosure Requirements. Except as otherwise disclosed in the ADSX 10-K, the Buyer has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since September 30, 1997 to or with any governmental agency, including without limitation the SEC. No document filed with the SEC since September 30, 1997 contains any untrue statement of material fact, or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                      (b) Compliance with Nasdaq Continued Listing Requirements.
(i) The Buyer is in compliance with all applicable Nasdaq National Market continued listing requirements, (ii) there are no proceedings pending or to the Buyer's knowledge threatened against the Buyer relating to the continued listing of the Buyer's common stock on the Nasdaq National Market and (iii) the Buyer has not received any notice of, nor to the knowledge of the Buyer is there any basis for, the delisting of such common stock from the Nasdaq National Market.

                  3.10 No Undisclosed Liabilities. The Buyer does not have any material liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except (a) as disclosed in the ADSX 10-K or other filings with the SEC since the ADSX 10-K, or (b) to the extent they arise in the ordinary course of the business of the Buyer and would not have been required to be set forth therein had they existed on June 30, 2000: (i) Taxes (as defined below) incurred since June 30, 2000 and (ii) performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length contracts for goods or services.

                  3.11 Investment Representation. Buyer is acquiring the SYCM Shares for its own account, for investment and without any view to resale or distribution of the SYCM Shares or any portion thereof.

                  3.12 Investment Experience. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the SYCM Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  3.13 Disclosure of Information. The Buyer has had access to such financial and other information concerning the Company and the SYCM Shares as the Buyer deems necessary in order to make a decision to acquire the SYCM Shares, including an opportunity to ask questions of and receive information from the Company. Neither such inquiries nor any other due diligence investigation conducted by the Buyer shall modify, amend or affect the Buyer's right to rely on the Sellers' representations and warranties contained in this Agreement.

                  3.14 Brokers, Finders. Buyer has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                  3.15 Restrictive Documents. Buyer is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (unless waived in writing by Buyer):

                  4.1 Accuracy of Representations and Warranties. Sellers' representations and warranties set forth in Article II shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  4.2 Performance of Agreement. Sellers shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

                  4.3 No Adverse Change. There shall have been no material adverse change in the Company's business, prospects or financial condition between the date hereof and Closing.

                  4.4 Consents. Sellers shall have obtained the written consent of IBM Credit Corporation, The Chase Manhattan Bank, and all other lenders and parties to material contracts with the Company (excluding the consent of the Town of Brookhaven Industrial Development Agency and the New York State Urban Development Corporation, if otherwise required). The Chase Manhattan Bank shall have also waived compliance with all covenants under the applicable agreements to the extent required to permit the transactions contemplated hereby to be consummated at least through December 31, 2000.

                  4.5 Certificate. Sellers shall have delivered to Buyer at the Closing a certificate of Sellers, dated the Closing Date, to the effect that the conditions set forth in Sections 4.1, 4.2, 4.3 and 4.4 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Sellers hereunder.

                  4.6 Agreement with Company. The Company and the Buyer shall have executed an agreement with respect to the Company's purchase of shares of common stock of the Company's wholly-owned subsidiary, Information Products Center, Inc., on terms satisfactory to Buyer, and the closing under such agreement shall have occurred prior to or simultaneously with the Closing hereunder.

                  4.7 Insurance. The Company shall have ceased to pay premiums under that certain insurance policy on the life of Spielberger, underwritten by Connecticut Mutual Life Insurance Company and bearing policy number 4,893,151.

                  4.8 Board Resignations. All members of the Board of Directors of the Company, other than John H. Spielberger, shall have resigned and David A. Loppert and Anat Ebbenstein shall have been appointed thereto.

                                    ARTICLE V
                       CONDITIONS TO SELLERS' OBLIGATIONS

                  The obligations of Sellers at the Closing shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by Sellers):

                  5.1 Accuracy of Representations and Warranties. Buyer's representations and warranties set forth in Article III shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  5.2 Performance of Agreement. Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

                  5.3 No Adverse Change. There shall have been no material adverse change in the Buyer's business, prospects or financial condition between the date hereof and Closing.

                  5.4 Certificate. Buyer shall have delivered to Sellers at the Closing a certificate of Buyer executed by an executive officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1,
5.2 and 5.3 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Buyer hereunder.

                  5.5 Registration Statement. The Buyer shall have caused to be filed with the SEC a registration statement on Form S-3 (or such other form as is available for such a registration) covering the resale of at least 1,300,000 of the ADS Shares (the "Registration Statement"), such Registration Statement shall have been declared effective, and such shares shall have been listed for trading on the NASDAQ.

                  5.6 Agreement with Company. The Company shall have executed an employment or consulting agreement providing Spielberger on terms no less favorable to Spielberger than the following: (i) a five year term; (ii) payment at a rate of $120,000 per year if Spielberger actively consults with the Company or $60,000 per year if Spielberger requests or is requested to not actively consult, provided that if Spielberger is requested not to actively consult and such request is without cause (to be defined in any such agreement),

Spielberger's pay will remain at $120,000 per year; (iii) the ability to keep the two vehicles currently being provided to Spielberger and have reasonable expenses in connection therewith reimbursed, so long as Spielberger is actively consulting for the Company; and (iv) the granting of the right to acquire 300,000 shares of the common stock of the Company at an exercise price equal to the then market price thereof, in form attached hereto as Exhibit B.

                                   ARTICLE VI
                             COVENANT NOT TO COMPETE

                  In consideration of the sale of the SYCM Shares and the consummation of the transactions contemplated hereby, Sellers shall not, individually or collectively, for five (5) years following the Closing Date, operate or have financial interest in any business that competes, directly or indirectly, with the business of the Company, except for passive investments (less than 2% of outstanding shares) in publicly-held entities.

                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE PARTIES

                  7.1 Mandatory Registration. The Buyer shall use its best reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable, and to remain effective for at least one year following the effective date thereof. If the number of ADS Shares held by the Sellers at the time exceeds the remaining number of shares available for sale under the Registration Statement, the Buyer shall use its reasonable best efforts to include such excess shares in another registration statement as promptly as practical following the Closing but in any event no later than January 30, 2001, and will cause such registration statement to remain effective for at least one year following the Closing.

                  7.2 Conduct of Business Before Closing. Until Closing Sellers shall not, without the prior written consent of Buyer (a) fail to cause the Company to operate in the ordinary course of business, (b) take or permit the Company to take any action which would require a change or addition to or deletion from the disclosures of Sellers pursuant to Article II hereof, or (c) permit the Company to file any document with the SEC.

                  7.3 Restriction on Sales of ADS Shares. Each Seller agrees that until the first anniversary of the Closing Date, the maximum number of shares of common stock of ADS which Sellers, individually and collectively, will sell on any single day shall not exceed 50,000. If prior to the first anniversary of the Closing the outstanding shares of common stock of ADS are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of ADS or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, or reverse stock split, an appropriate and proportionate adjustment shall be made in the number and/or kind of securities subject to the foregoing limitation.

                  7.4 Public Disclosure. No Party to this Agreement shall (and Sellers shall cause the Company not to) make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law. In the event circumstances shall change requiring, in the opinion of either Party, a public announcement, the Party proposing to make the announcement will advise the other in advance and will give the other Party the opportunity to comment on the form of the proposed announcement. If the Closing does not occur, Buyer, and if the Closing does occur, Sellers shall not disclose to any third person any confidential information relating to the Company without the prior written consent of the other Party.

                  7.5 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

                  7.6 Termination of the Agreement. If the Closing shall not have occurred prior thereto, this Agreement may be terminated by a Party hereto without further liability or obligation after December 7, 2000 if such Party is not in breach or violation hereof.

                  7.7 Effect of Termination. The Parties agree that the sole remedy available to a party terminating this Agreement pursuant to Section 7.6 hereof shall be limited to such party's right not to effect the transactions contemplated hereby; provided, however, that notwithstanding the foregoing (i)
Section 7.4, this Section 7.7, Section 9.6 and Section 9.8 shall survive any termination of this Agreement and (ii) no Party shall be relieved or released as a result of such termination from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  8.1 Indemnification of Buyer. Sellers, jointly and severally, shall hold Buyer, and the shareholders, directors, officers, successors, assigns, and agents of Buyer (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at two (2) percent above the prime lending rate of Citibank, NA from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of any breach or violation of Sellers' representations, warranties, covenants, or agreements contained in this Agreement, including provisions of this Article VIII.

                  8.2 Indemnification of Sellers. Buyer shall hold Sellers, their permitted assigns and agents (the "Seller Indemnified Persons") harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of any breach or violation of Buyer's representations, warranties, covenants and agreements contained in this Agreement, including the provisions of this Article VIII.

                  8.3 Survival. The respective representations and warranties made by the Parties in Articles II and III and certificates under Sections 4.4 and 5.4 shall survive the Closing Date but the right to bring a claim for indemnification under this Article VIII shall expire on the second anniversary of the Closing Date unless a claim with respect thereto shall have been made pursuant to Section 8.1 or 8.2 prior to such date against the Party responsible for indemnification hereunder (the "Indemnifying Party"); provided, that the foregoing shall not apply to representations and warranties under Sections 2.1 or 2.2 or a certificate relating thereto, or to any intentional breach or violation of any provision of this Agreement, which shall survive without limitation hereunder.

                  8.4 Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Sellers seek indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than ten days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

                  8.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnity and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

                  8.6 Limitation of Indemnification. No Indemnified Party shall be entitled to indemnification for any Losses unless such Indemnified Party has sustained Losses which, in the aggregate, exceed $50,000, and then for all Losses as provided above.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  9.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 9.1 for, or such other address as may be designated in writing hereafter by, such Party:

                  If to Buyer:

                  Michael Krawitz, Esq.
                  Applied Digital Solutions, Inc.
                  400 Royal Palm Way, Suite 410
                  Palm Beach, Florida 33480
                  Telephone:  (561) 366-4800
                  Fax:  (561) 366-0002

                  With a copy to:

                  Denis P. McCusker, Esq.
                  Bryan Cave LLP
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri  63102-2750
                  Telephone:  (314) 259-2000
                  Fax:  (314) 259-2020

                   If to Sellers:

                  c/o John H. Spielberger
                  31 Woodland Road
                  Miller Place, New York  11764


                  With a copy to:

                  Larry Brochin, Esq.
                  445 Northern Boulevard, Suite 36
                  Great Neck, New York  11021
                  Telephone:  (516) 482-2933
                  Fax:  (516) 466-2442

                  9.2 Entire Agreement. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

                  9.3 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Sellers, their legal representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties, except that Buyer shall have the right to transfer and assign its rights hereunder to purchase the SYCM Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Buyer.

                  9.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The parties agree that a copy of a signature sent by telecopier shall be deemed an original for all purposes.

                  9.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

                  9.6  Expenses.  Sellers  (and not the  Company)  shall pay all costs and expenses incurred on behalf of themselves or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, investment bankers and accountants. Notwithstanding the foregoing, in connection with the Closing, the Buyer shall cause to be paid the reasonable attorney's and accountant's fees incurred by Sellers in connection herewith, up to a maximum of $50,000.

                  9.7 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

                  9.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its conflict of law rules.

                                 * * * * * * * *

                  IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


BUYER:

Applied Digital Solutions, Inc.

By: /s/ Richard J. Sullivan
--------------------------
Name:  Richard J. Sullivan
Title:  Chairman and Chief Executive Officer


SELLERS:

By: /s/ John H. Spielberger
   ------------------------
      John H. Spielberger


By:  /s/ Catherine Spielberger
   ---------------------------
      Catherine Spielberger


BEARPEN LIMITED PARTNERSHIP

By:  /s/ John H. Spielberger
   -------------------------
Name:  John H. Spielberger
Title:  a General Partner

By:  /s/ Catherine Spielberger
   ---------------------------
Name:  Catherine Spielberger
Title:  a General Partner

                         TABLE OF EXHIBITS AND SCHEDULES

Exhibit A                   Consulting Agreement
Exhibit B                   Warrant

Schedule 1.1                SYCM Common Stock and Options
Schedule 2.4                Consents
Schedule 2.7                Jurisdictions
Schedule 2.8                Contracts  Relating to Issuance, Sale or Transfer of
                                Equity Securities
Schedule 2.10               Property
Schedule 2.12               Changes Since June 30, 2000
Schedule 2.13               Exceptions to Nasdaq representations
Schedule 2.16               Taxes Due
Schedule 2.18               Litigation
Schedule 2.20               Officers and Directors
Schedule 2.29               Employee Benefit Plans